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                                                                    EXHIBIT 99.5
                             NETPLEX SYSTEMS, INC.

                       1,350,000 SHARES OF COMMON STOCK

                          OFFERED PURSUANT TO RIGHTS
                          DISTRIBUTED TO STOCKHOLDERS
                          OF THE NETPLEX GROUP, INC.

To Our Clients:

     Enclosed for your consideration are a prospectus, dated ___________, 2001 (the "Prospectus"), and the "Instructions as to Use of Netplex Systems, Inc. Subscription Certificates" relating to the offering (the "Rights Offering") by Netplex Systems, Inc. (the "Company") of shares of its common stock, par value $0.01 per share (the "Common Stock"), pursuant subscription rights (the "Rights") distributed to all holders of record of the common stock ("Recordholders") of The Netplex Group ("Group"), at the close of business on July 16, 2001 (the "Record Date"). The Rights and Common Stock are described in the Company's Prospectus.

     In the Rights Offering, the Company is offering an aggregate of 1,350,000 shares of its Common Stock, as described in the Prospectus.

     The Rights will expire, if not exercised, at 5:00 p.m., Washington, D.C. time, on September 28, 2001, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date"). As described in the accompanying Prospectus, you will receive one Right for every one share of common stock of Group carried by us in your account as of the Record Date. Rights must be exercised in increments of 100. No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights distributed will be rounded down to the nearest whole number, with such adjustments as may be necessary. No fractional shares of Common Stock will be issued in connection with the exercise of the Rights. Any fractional share to which subscribing holders would otherwise be entitled will be rounded down to the next whole share.

     Each Right allows the holder thereof to subscribe (the "Basic Subscription Right") at the cash price of $4.00 per share (the "Subscription Price") for one share of Common Stock.

     In addition, Rights holders which exercise their Basic Subscription Rights also will be eligible to subscribe (the "Over-Subscription Right") at the same cash price of $4.00 per share for shares of Common Stock that are offered but not otherwise purchased in the Rights Offering (the "Excess Shares"). If an insufficient number of Excess Shares is available to satisfy fully all over-subscriptions, each Rights holder exercising the Over-Subscription Right will receive a pro rata portion of the Excess Shares available in proportion to the number of shares of Group common stock held by each such holder as of the Record Date relative to the other holders of Rights participating in the additional subscription.

     The Rights will be evidenced by subscription certificates (the "Subscription Certificates"). THE RIGHTS ARE NOT TRANSFERABLE EXCEPT PURSUANT TO A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED. THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF GROUP COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled in accordance with the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise the Rights.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., Washington, D.C. time, on the Expiration Date. Once you have exercised your Basic Subscription Rights or the Over-Subscription Right, such exercise may not be revoked.

     If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the election form on the reverse side of this letter.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO INNISFREE M & A, INC., THE COMPANY'S INFORMATION AGENT, AT THE FOLLOWING TELEPHONE NUMBER: ______________.



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                                                                    EXHIBIT 99.5


                        BENEFICIAL OWNER ELECTION FORM

                                 INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of Netplex Systems. Inc.(the "Company").

     This will instruct you whether to exercise shares of the Company's Common Stock distributed with respect to the common stock of The Netplex Group, Inc.("Group") held by you for the account of the undersigned, in accordance with the terms and subject to the conditions set forth in the Company's prospectus dated ____________, 2001 and the related "Instructions as to Use of Netplex Systems, Inc. Subscription Certificates."


     Box 1.  [ ] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

     Box 2.  [ ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.



                               NUMBER OF                  SUBSCRIPTION
                                 RIGHTS                       PRICE                     PAYMENT
                               ---------                  ------------                  -------

Basic Subscription Right:       _____       x                  $4           =  $        ______

Over-Subscription Right:        _____       x                  $4           =  $        ______

                             Total Payment Required                         =  $        ______

     Box 3.  [ ] Payment in the following amount is enclosed $_________.

     Box 4.  [ ] Please deduct payment from the following account maintained by you as follows:

                ____________________________                          _________________________________
                      Type of Account                                           Account No.

                  Amount to be deducted:                             $_________________________________

                                                                      _________________________________

                                                                      _________________________________
                                                                                 Signature(s)

                                                                 Please type or print name(s) below:

                                                                      _________________________________

                                                                      _________________________________


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